Exhibit (32) - Section 1350 Certification of Periodic Report (pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

CERTIFICATION OF PERIODIC REPORT

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Ralph W. Babb, Jr., Chairman, President and Chief Executive Officer, and Elizabeth S. Acton, Executive Vice President, Chief Financial Officer and Treasurer, of Comerica Incorporated (the “Company”), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to his or her knowledge:

(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 3, 2005	/s/ Ralph W. Babb, Jr.
Name: Ralph W. Babb, Jr.
Chairman, President and Chief Executive
Officer

/s/ Elizabeth S. Acton
Name: Elizabeth S. Acton
Executive Vice President, Chief Financial
Officer and Treasurer